UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 23, 2017

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    Bylaw Amendments

On October 23, 2017, the Board of Directors of Franklin Resources, Inc. (the “Company”) approved an amendment to, and restatement of, the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of such date, to incorporate a “proxy access” provision. The proxy access provision allows eligible stockholders who comply with the requirements set forth in the Bylaws to include their own nominees for director in the Company’s proxy statement along with candidates nominated by the Board.

Section 2.3(b) of the Bylaws permits an eligible stockholder, or a group of up to twenty (20) eligible stockholders, owning three percent (3%) or more of the outstanding capital stock of the Company continuously for at least three (3) years, to nominate the greater of two or twenty percent (20%) of the number of directors then in office; provided that the stockholder or group and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the Bylaws.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	October 23, 2017	/s/ Maria Gray
Name: Maria Gray Title: Vice President and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Franklin Resources, Inc. (as adopted and effective October 23, 2017)